Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement (No. 333-) on Form S-8 of Z Squared Inc. (formerly Coeptis Therapeutics Holdings, Inc.) of our report dated March 19, 2026, relating to our audit of the consolidated financial statements of Coeptis Therapeutics Holdings, Inc. for the year ended December 31, 2025.

Tampa, Florida August 21, 2026